Exhibit (a)

Deposit Agreement,
dated as of
May 31, 1989

KEPPEL CORPORATION LIMITED

CITIBANK, N.A.,
As Depositary

AND

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

_____________________

Deposit Agreement

_____________________

Dated as of May 31, 1989

		Page

SECTION 5.08.	Indemnification	43
SECTION 5.09.	Charges of Depositary	43

ARTICLE VI

Amendment and Termination

SECTION 6.01.	Amendment	45
SECTION 6.02.	Termination	45

ARTICLE VII

Miscellaneous

SECTION 7.01.	Counterparts	47
SECTION 7.02.	No Third Party Beneficiaries	47
SECTION 7.03.	Severability	48
SECTION 7.04.	Holders and Parties; Binding Effect	48
SECTION 7.05.	Notices	48
SECTION 7.06.	Governing Law	50

TESTIMONIUM		50

SIGNATURES		50

EXHIBIT A

FORM OF FACE OF RECEIPT

Introductory Paragraph		1

(1)	The Deposit Agreement	2
(2)	Surrender of Receipts and Withdrawal of Ordinary Shares	3
(3)	Transfers, Split-ups and Combinations	3
(4)	Liability of Holder for Taxes	6
(5)	Warranties by Depositor	6
(6)	Charges of Depositary	6
(7)	Disclosure of Interests in Shares; Compliance with Information Requests	7
(8)	Title of Receipts	10
(9)	Validity of Receipt	10
(10)	Available Information	10

Signature of Depositary		11

Address of Principal Office		11

FORM OF FACE OF RECEIPT – Summary of Certain Additional Provisions of the Deposit Agreement

Dividends and Distributions; Rights	1
Record Dates	4
Voting of Deposited Securities	5
Changes Affecting Deposited Securities	6
Reports; Inspection of Transfer Books	6
Withholding	7
Liability of the Company and Depositary	7
Resignation and Removal of Depositary; Substitution of Custodian	9
Amendment of Deposit Agreement and Receipts	10
Termination of Deposit Agreement	11

EXHIBIT B

CHARGES OF THE DEPOSITARY	1

DEPOSIT AGREEMENT

          DEPOSIT AGREEMENT dated as of May 31, 1989, among KEPPEL CORPORATION LIMITED, a corporation organized under the laws of the Republic of Singapore (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America (the "Depositary"), and all Holders from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H:

          WHEREAS, the Company desires to provide for the, deposit of ordinary Shares, S$1.00 par value per share, ("Ordinary Shares") of the Company from time to time with the Depositary or with the Custodian, which at the date hereof is the Singapore office of the Depositary (the "Custodian"), as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Ordinary Shares so deposited and for the execution and delivery of American Depositary Receipts in respect of the American Depositary shares.

          NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

ARTICLE I

DEFINITIONS

          The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

          SECTION 1.01. Company. The term "Company" shall mean Keppel Corporation Limited, a corporation organized and existing under the laws of the Republic of Singapore, having its registered office at 325 Telok Blangah Road, Singapore 0409, and its successors.

          SECTION 1.02. Depositary. The term "Depositary" shall mean Citibank, N.A., a national banking association incorporated under the laws of the United States of America, and any successor as depositary hereunder.

          SECTION 1.03. Principal Office. The term "Principal Office", when used with respect to the Depositary, shall be the principal office of the Depositary at which at any particular time its corporate trust business shall be administered, which, at the date of this Agreement, is located at 111 Wall Street, 5th Floor, New York, New York 10043.

          SECTION 1.04. Custodian; Custodians. The term "Custodian" shall mean, as of the date hereof, the Singapore office of the Depositary as custodian and agent of the Depositary for the purposes of this

Deposit Agreement, and any other firm or corporation which may be appointed by the Depositary pursuant to the terms of Section 5.05, as a substitute or an additional custodian or custodians hereunder, as the context shall require and the term "Custodian" shall mean all of them, collectively.

          SECTION 1.05. Deposit Agreement. The term "Deposit Agreement" shall mean this instrument as it may from time to time be amended in accordance with the terms hereof and all instruments supplemental hereto.

          SECTION 1.06. Ordinary Shares. The term "Ordinary Shares" shall mean Ordinary Shares, S$1.00 par value per share, of the Company and shall include evidence of rights to receive Ordinary Shares.

          SECTION 1.07. Deposited Securities. The term "Deposited Securities" as of any time-shall mean Ordinary Shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject in the case of cash to the provisions of Section 4.06.

          SECTION 1.08. Receipts. The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares. A Receipt may evidence any number of American Depositary Shares.

          SECTION 1.09. American Depositary Shares. The term "American Depositary Shares" shall mean the rights represented by the Receipts issued hereunder and the interests in the Deposited Securities represented thereby. Each American Depositary Share shall represent 2 Ordinary Shares, until there shall occur a distribution upon Deposited Securities covered by Section 4.04 or a change in Deposited Securities covered by Section 4.09 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall represent the ordinary Shares or Deposited Securities specified in such Sections.

          SECTION 1.10. Holder. The term "Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

          SECTION 1.11. Registrar. The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary, upon the request or with the approval of the Company, for such purposes.

          SECTION 1.12. Dollars; S$. The term "dollars" shall mean United States dollars. The term "S$" shall mean dollars of the Republic of Singapore.

          SECTION 1.13. Securities Act of 1933. The term "Securities Act of 1933" shale mean the United States. Securities Act of 1933; as from time to time amended.

          SECTION.I.14. Securities Exchange Act of 1934. The term "Securities Exchange Act of I934"'shall main the United States Securities Exchange Act of 1934, as from time to time amended.

          SECTION 1.15. Commission. The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF ORDINARY SHARES,
EXECUTION AND DELIVERY; TRANSFER AND SURRENDER
OF RECEIPTS

          SECTION 2.01. Form and Transferability of Receipts. Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth In Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Such Receipts shall be executed and dated by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar and dated by such officer. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar shall have been appointed, by the manual signature of a duly authorized officer of the Registrar, and such execution of any Receipt by manual signature shall be conclusive evidence, and the only evidence, that such Receipt has been duly executed and delivered hereunder. The Depositary shall maintain books in which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the facsimile signature of a duly authorized officer of the Depositary, who was at any time a proper officer of the Depositary, shall bind the Depositary, notwithstanding the fact that such officer has ceased to hold such office prior to the execution of such Receipts by the Registrar and their delivery or such officer did not hold such office at the date of such Receipts.

          The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be necessary to enable the Depositary to perform its obligations hereunder or as may be required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange or market upon which American Depositary Shares may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

          Title to a Receipt (and to each American Depositary Share evidenced thereby), when such Receipt is properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for oil other purposes.

          SECTION 2.02. Deposit of Ordinary Shares. Subject to the terms and conditions of this Deposit Agreement, Ordinary Shares may be deposited by any person including the Depositary in its individual capacity by delivery thereof to the Custodian, accompanied by any appropriate instrument or instruments of transfer or endorsement, in form satisfactory to such Custodian, together with all such certifications as may be required by the Depositary or such Custodian in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing the Ordinary Shares so deposited. No Ordinary Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by the governmental agency in the Republic of Singapore, if any, which is then performing the function of the regulation of currency exchange. If required by the Depositary, Ordinary shares presented for deposit at any time, whether or not the transfer books of the Company are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depository, which will provide for the prompt transfer to the Depositary of any dividend or right to subscribe for additional Ordinary Shares or to receive other property which any person in whose name the Ordinary Shares are or have been recorded may thereafter receive upon or in respect of any such deposited Ordinary Share's, or in lieu thereof, such agreement of Indemnity or other agreement as shall be satisfactory to the Depositary.

          At the request and risk and expense of any holder of Ordinary Shares, and for the account of such holder, the Depositary may receive Ordinary Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such ordinary Shares to the Custodian for deposit hereunder.

          Upon each delivery to a Custodian of Ordinary Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished; request the Company, to transfer and record the Ordinary dares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

          Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

          SECTION 2.03. Execution and Delivery of Receipts. Upon receipt by a Custodian of a deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company are open, a proper acknowledgement or other evidence from the Company satisfactory to the Depositary that any Deposited Securities have been recorded upon the books of the Company in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request and risk and expense of the person making, the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its principal Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons and evidencing in the aggregate the number of American Depositary Shakes to which such person is entitled, but only upon payment to the Depositary of the fee of the Depositary for the

issuance, execution and delivery of such Receipt or Receipts (as set forth on Exhibit B hereto) and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Ordinary, Shares.

          SECTION 2.04. Transfer of Receipts; Combination and split-up of Receipt’s. The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books, upon any surrender of a Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

          The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

          SECTION 2.05. Surrender of Receipts and Withdrawal of Ordinary Shares. Upon surrender at the Principal Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the cancellation of Receipts (as set forth on Exhibit B hereto) and subject to the terms and conditions of this Deposit Agreement, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by such Receipt. Delivery of such Deposited Securities may be made by the delivery of certificates to such Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

          A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the office of the Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as provided above, the Deposited Securities represented by such Receipt, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of ,any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights,, which may at the time be held by the Depositary.

          At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title for the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

          SECTION 2.06. Limitations on Execution and Delivery, Transfer, Etc. of Receipts; Suspension of Delivery, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the

Custodian may require payment from the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other, governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee, with respect to Ordinary Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.

          The delivery of Receipts against deposits of Ordinary Shares generally or against deposits of particular Ordinary Shares may be suspended, or the delivery of Receipts against the deposit of particular 0rdinary Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer or the surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Ordinary Shares required to be registered under the provisions of the Securities Act of 1933 unless a registration statement is in effect as to such Ordinary Shares.

          SECTION 2.07. Last Receipts, Etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon the Holder thereof filing with the Depositary (a) a request for such exchange and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

          SECTION 2.08. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

          SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person presenting ordinary Shares for deposit or any Holder of a Receipt may be required from time to time to file such proof of citizenship, residence or exchange control approval, to provide information relating to the registration on the books of the Company of the ordinary Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper to comply with applicable laws or regulations or to enable the Depositary to perform its obligations hereunder. The Depositary may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed. The Depositary shall provide the Company, in a timely manner, with copies of any such proofs of citizenship or residence, or exchange control approval which it receives.

          SECTION 3.02. Liability of Holder for Taxes. If any tax or other governmental charges shall become payable with respect to any Deposited Securities evidenced by any Receipt, such tax or other governmental charge shall be payable by, the Holder of such Receipt to the

Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited securities represented thereby until such payment is made, and may, withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency.

          SECTION 3.03. Warranties on Deposit of Ordinary Shares. Each person depositing ordinary Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Ordinary Shares are validly issued, fully paid and non-assessable, and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Ordinary Shares and the issuance of Receipts in respect thereof.

          SECTION 3.04. Disclosure of Beneficial ownership. Any Holder, who after acquiring directly or indirectly the beneficial ownership of any Ordinary Shares (either directly or by virtue of the ownership of Receipts) is directly or indirectly the beneficial owner of more than 5%, or such lesser percentage as may be required to be disclosed from time to time under any law, regulation, or practice of Singapore, of the Ordinary Shares shall, pursuant to the. Companies Act (Chapter 50); within 2 days after becoming beneficially interested, send to the Company at the address set forth in Section 7.05, by registered or certified mail, the following information:

     (1) the background, and identity, residence, and citizenship of, and the nature of such beneficial ownership by, such person and all other persons by whom or on whose behalf the purchases have been or are to be effected; and

     (2) the number of Ordinary Shares and Receipts which are beneficially owned, and the number of ordinary Shares and Receipts concerning which there is a right to acquire, directly, by (i) such person, and (ii) by each associate of such person, giving the background, identity, residence, and citizenship of each such associate.

          If any material change occurs in the facts set forth in the statements provided to the Company pursuant to this Section, the person making such statement shall, within 2 days of becoming aware of, such change, send to the Company at the address set forth in Section 7.05, by registered or certified mail, an amendment setting forth such changes.

          When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of an issuer, such syndicate of group shall be deemed a "person" for the purposes of this Section.

          In determining, for purposes of this Section, the percentage of Ordinary Shares, the Ordinary Shares shall be deemed to consist of the amount of the outstanding Ordinary Shares, exclusive of any Ordinary, Shares held by or for the account of the company or a subsidiary of then Company.

          SECTION 3.05. Compliance with Information Requests. Notwithstanding any other provision of this Agreement, each Holder agrees to comply with requests from the Company, pursuant to the Companies Act (Chapter 50), which are made to provide information as to the capacity in which such Holder owns Receipts and regarding the indentity of any other person interested in such Receipts and the nature of such interest and shall, in accordance with the provisions of the Memorandum and Articles of Association of the Company, forfeit the right to direct the voting of Ordinary Shares as to which compliance is not )made. The Depositary agrees to use its reasonable efforts to comply with written requests received from the Company requesting that the Depositary forward any such, request from the Company to the Holder and to forward to the Company, at the Company’s expense, any responses to such requests received by the Depositary.

ARTICLE: IV

THE DEPOSITED SECURITIES

          SECTION 4.01. Power of Attorney. Each Holder upon acceptance of a Receipt issued in accordance with the terms hereof, thereby appoints the Depositary its agent, with power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

          SECTION 4.02. Cash Distributions; Withholding. Whenever the Custodian shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Custodian shall, subject to the provisions of Section 4.06, convert such dividend or distribution into dollars and shall remit the amount thus received to the Depositary which shall distribute such amount to the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holder of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only, such amount however, as can be distributed without attributing to any Holder of a Receipt a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. The Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency in the Republic of Singapore all amounts withheld and owing to such authority or agency. The Depositary will promptly forward to the Company or its agent such information from its records as the Company way reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.

          SECTION 4.03. Distributions Other Than Cash or Ordinary Shares. Whenever the custodian shall receive any distribution other than cash or ordinary Shares upon any Deposited Securities, the Depositary shall cause the securities or property received by the Custodian to be distributed to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason (Including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such lawful method as it may deem equitable and practicable for the purpose of effecting such distribution, including the, sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash.

          SECTION 4.04. Distributions in Ordinary Shares. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution or Ordinary Shares, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary shares representing the number of Ordinary Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Ordinary Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Ordinary Shares distributed upon the Deposited Securities represented thereby.

          SECTION 4.05. Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Ordinary Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders of Receipts or in disposing of such rights on behalf of such Holders and making the net proceeds-available in dollars to such Holders; provided, however, that the Depositary will, if requested by the Company, take action as follows:

     (i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

     (ii) if at the time of the'6ffeting of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for account of the Holders of Receipts otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise.

          If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the company to offer such rights to Holders of Receipts and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders of Receipts unless and until an appropriate registration statement under such Act is in effect, or unless the offering and sale of such securities to the Holders of such Receipts are exempt from registration under the provisions of such Act.

          SECTION 4.06. Conversion of Foreign Currency. Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis, into dollars distributable to the Holders of the Receipts entitled thereto and the resulting dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) shall be distributed to the Holders of Receipts entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

          If such conversion with regard to a particular Holder or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

          If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to the Holders of Receipts entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Holders of Receipts entitled to receive the same.

          If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders of Receipts for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Holders of Receipts for whom such conversion and distribution is not practicable.

          SECTION 4.07. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited securities, or whenever the Depositary shall receive notice of any meeting of holders of Ordinary Shares or other Deposited Securities, the Depositary shall fix a record date for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting. Subject to the provisions of Section 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Holders of Receipts on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively.

          SECTION 4.08. Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of ordinary Snares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights as provided in

Section 4.07 and shall mail to the Holders of Receipt a notice which shall contain: (a) such information as is contained in such notice of meeting, (b) a statement, in a form provided by the Company, that the Holders of Receipts at the close of business on a specified record date will be entitled, subject to any applicable provisions of the law of the Republic of Singapore and of the Articles of Association of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Ordinary Shares or other Deposited Securities evidenced by their respective Receipts, and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Hoard of Directors of the Company. Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the Ordinary Shares or other Deposited Securities evidenced by such Receipt in accordance with the instructions set forth in such request.

          The Depositary agrees not to vote the Ordinary Shares or other Deposited Securities evidenced by a Receipt unless it receives instructions from the Holder of such Receipt.

          SECTION 4.09. Charges Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities, and the American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company’s approval, and shall, if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend on the Ordinary Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

          SECTION 4.10. Available Information. The Company furnishes the Commission with certain public reports and documents required by the laws of the Republic of Singapore or otherwise, in accordance with Rule 12g3-2(b) of the Securities Exchange Actor 1934. Should the Company become subject to additional informational requirements, it will in accordance therewith file reports and other information with the Commission.

          SECTION 4.11. Reports. The Depositary shall make available for inspection by Holders of Receipts at its principal office any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders of Receipts copies of such reports when furnished by the Company to the Custodian pursuant to Section 5.06.

          In addition, upon the express written request of the Company, the Depositary agrees to furnish, without, however, thereby relieving the company of its obligation under the Securities Exchange Act of 1934 to do so, and without incurring any liability for failure to do so, to the Commission copies of any specified, annual or other periodic reports and other notices or communications which the Depositary receives from the Company. The Depositary shall also furnish to the Commission semi-annually, beginning on or before six months after the effective date of any registration statement filed with the Commission under the Securities Act of 1933 relating to the Receipts, the following information in tabular form:

(1) The number of American Depositary Shares evidenced by Receipts issued during the period covered by the report;

(2) The number of American Depositary Shares evidenced by evidenced by Receipts retired during the period covered by the report;

(3) The total amount of American Depositary Shares evidenced by Receipts remaining outstanding at the end of the six-month period; and

(4) The total number of Holders of Receipts at the end of the six-month period.

          The Depositary shall also furnish to the Commission the name of each dealer known to the Depositary depositing Ordinary Shares against issuance of Receipts during the period covered by the report. The Company shall furnish the Depositary with the names of each such dealer known to the Company, and the Depositary shall include in its report to the Commission the names of such dealer or dealers which are supplied by the Company.

          SECTION 4.12. Lists of Receipt Holders. Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the transfer books of the Depositary.

          SECTION 4.13. Withholding. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Ordinary Shares or rights so subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Ordinary Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

ARTICLE V

THE DEPOSITAPY, THE CUSTODIAN AND THE COMPANY

          SECTION 5.01. Maintenance of Office and Transfer Books by the Depositary. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

          The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders of Receipts, provided that such inspection shall not to the Depositary’s knowledge be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

          The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

          If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, with the approval of the Company, appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.

          SECTION 5.02. Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company shall incur any liability to any Holder of any Receipt, if by reason of any provision of any present or future law of the United States or of the Republic of Singapore or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

          SECTION 5.03. Obligations of the Depositary, the Custodian and the Company. The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders of Receipts, except that it agrees to use its best judgment and to act in good faith in the performance of its obligations set forth in this Deposit Agreement.

          The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders of Receipts (including without limitation, liability with respect to the validity or worth of the Deposited Securities), except than it agrees to use its best judgment and to act in good faith in the performance of its duties set forth in this Deposit Agreement.

          Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

          Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Ordinary Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.

          The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement.

          The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

          No disclaimer of liability under the securities Act of 1933 is intended by any provision of this Deposit Agreement.

          SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign ass Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

          The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

          In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instruments transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Holders of Receipts.

          Any corporation into or with which the Depositary may be merged or consolidated the successor of the Depositary without the execution or filing of any document or any further act.

          SECTION 5.05. The Custodian. The Depositary has initially appointed the London office of the Depositary as custodian aid agent of the Depositary for the purpose of this Deposit Agreement. The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. The Depositary shall, promptly after receiving such notice, appoint a substitute custodian which shall thereafter be the Custodian hereunder. Whenever the Depositary determines, in the reasonable exercise of its discretion, that it is in the best interest of the Holders of Receipts to do so, it may appoint a substitute or an additional custodian, which shall thereafter be Custodian hereunder. Upon demand of the Depositary the Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of Receipts, each other Custodian and the Company.

          Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

          SECTION 5.06. Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Ordinary Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Custodian a copy of the notice thereof in the form given or to be given to holders of Ordinary Shares or other Deposited Securities.

          The Depositary will arrange for the prompt transmittal by the Custodian to the Depositary of such notices and any other reports and communications which are made generally available by the Company to holders of its Ordinary Shares, and arrange for the mailing of copies thereof to all Holders of Receipts. The Company shall pay the reasonable expenses in connection, with the transmittal of such notices, reports and communications by the Custodian to the Depositary and the mailing of the copies, thereof to the Holders of Receipts.

          SECTION 5.07. Issuance of Additional Ordinary Shares Etc. The Company agrees that in the event of any issuance of additional Ordinary Shares or of other securities (including rights and convertible or exchangeable securities) as a dividend or distribution with respect to the Ordinary Shares or other Deposited Securities evidenced by Receipts, the Company will promptly furnish to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a Registration Statement under the Securities Act of 1933 to be in effect prior to making such dividend or distribution available to the Holders entitled thereto. If in the opinion of such counsel a

Registration Statement is requited, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover the issuance of such securities.

          The Company agrees that it will determine whether future issuances for cash of (1) additional Ordinary Shares, (2) rights to subscribe for Ordinary Shares, (3) securities convertible into or exchangeable for Ordinary Shares, or (4) rights to subscribe for securities convertible into or exchangeable for Ordinary Shares (in each event other than as a dividend or distribution set forth above), are such as to make it necessary for a Registration Statement under the Securities Act of 1933 covering such securities to be in effect. If the Company determines that an issuance of such securities is required to be registered under the Securities Act of 1933, the Company will register such issuance to the extent necessary, alter the terms of the issuance to avoid the registration requirements of the Securities Act of 1933 or direct the Depositary to take specific measures with respect to the acceptance for deposit of ordinary shares to prevent such issuance from being made in violation of the registration requirements of such act.

          The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Ordinary Shares, either upon original issuance of upon a sale of Ordinary Shares previously issued and reacquired by the Company or by any company under its control, unless a Registration Statement is in effect as to such ordinary Shares under the securities Act of 1933.

          SECTION 5.08. Indemnification. The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents.

          The Depositary agrees to indemnify the Company and hold it harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian due to the negligence or bad faith of either the Depositary or the Custodian.

          SECTION 5.09. Charges of Depositary. The Company agrees to pay the expenses, fees or charges of the Depositary and the Registrar, if any, as indicated in Exhibit B hereto to be paid by the Company, in each case other than (1) the fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03 and the surrender of Receipts pursuant to Section 2.05, (2) taxes and other governmental charges, (3) such registration fees as may from time to time be in effect for the registration of transfers of Ordinary Shares generally on the share register of the Company and accordingly applicable to transfers of Ordinary Shares to the name of the Depositary or its nominee or a Custodian or its nominee on the making of deposits pursuant to Section 2.02, (4) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing ordinary Shares or Holders of Receipts, and (5) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06. Any other charges and expenses of the Depositary hereunder will be paid by the Company after consultation and agreement between the Depositary and the company as to the amount and nature of such charges and expenses. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

ARTICLE VI.

AMENDMENT AND TERMINATION

          SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby.

          SECTION 6.02. Termination. The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. If any Receipts shall remain outstanding, after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE VII

MISCELLANEOUS

          SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and each Custodian and shall be open to inspection by any Holder of a Receipt during business hours.

          SECTION 7.02. No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

          SECTION 7.03. Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no wise be affected, prejudiced or disturbed thereby.

          SECTION 7.04. Holders and Parties; Binding Effect. The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

          SECTION 7.05. Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to Keppel Corporation Limited, 325 Telok Blangah Road, Singapore 0409, Attention: Company Secretary, or to any other address which the Company may specify in writing.

          Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to Citibank, N.A., 111 Wall Street, 5th Floor, New

York, New York 10043, Attention: ADR Department, or to any other address which the Depositary may specify in writing.

          Any and all notices to be given to any Holder of a Receipt shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request.

          Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service. The Depositary or the company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

          SECTION 7.06. Governing Law. This Deposit Agreement and the Receipts shall lie interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

          IN WITNESS WHEREOF, KEPPEL CORPORATION LIMITED and CITIBANK, N.A. have duly executed this agreement as of the day and year first above set forth and all Holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with, the terms hereof.

KEPPEL CORPORATION LIMITED

By	/s/ Teo Soon Hoe

Title: Group Finance Officer

CITIBANK, N.A.

BY	/s/ John Meserve

Vice President

EXHIBIT A

Number

AMERICAN DEPOSITARY SHARES (EACH REPRESENTING 2 ORDINARY SHARES)

(FORM OF FACE OF RECEIPT)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED ORDINARY SHARES OF

KEPPEL CORPORATION LIMITED

(Incorporated under the laws of the Republic of Singapore)

          CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the "Depositary"), hereby certifies that                     is the owner of                     American Depositary Shares, representing deposited ordinary shares or evidence of rights to receive ordinary shares, S$1.00 par value per share ("Ordinary Shares"), of Keppel Corporation Limited, a corporation organized under the laws of the Republic of Singapore (the “Company”). At the date of the Deposit Agreement, each American Depositary Share represents 2 Ordinary Shares* deposited under the Deposit Agreement (as hereafter

_______________________
* Subject to amendment as provided in Article IV of the Deposit Agreement.

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defined) with the Custodian which at the date of execution of the Deposit Agreement is the Singapore office of the Depositary.

          (1) The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of May 31, 1989 (the "Deposit Agreement") by and among the Company, the Depositary and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Ordinary Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Ordinary Shares and held thereunder (such Ordinary Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the principal office of the Depositary and the Custodian. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.

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          (2) Surrender of Receipts and Withdrawal of Ordinary Shares. Upon surrender at the Principal Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in paragraph (6) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Holder hereof is entitled, to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of certificates or other appropriate evidence of title to the order of the Holder hereof or as ordered by him or by the delivery of certificates or other appropriate evidence of title endorsed or accompanied by proper instruments of transfer. Such delivery will be made without unreasonable delay and, at the option of the Holder hereof, either at the office of any Custodian or at the Principal Office of the Depositary, provided that the forwarding of Ordinary Shares or other Deposited securities for such delivery at the corporate trust office of the Depositary in the Borough of Manhattan, The City of New York (the "Principal Office") shall be at the risk and expense of the Holder hereof.

          (3) Transfers, Split-ups and Combinations. This Receipt is transferable on the books of the Depositary by the Holder hereof in

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person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by law; provided, however, that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees as provided in paragraph (6) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations; if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

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          The Depositary may refuse to execute and to deliver Receipts, register the transfer of any Receipt, of make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval or other information as it may deem necessary or proper. The delivery of Receipts against deposits of particular Ordinary Shares may be suspended, or the delivery of Receipts against the deposit of particular Ordinary Shares may be withheld or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer or the surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company are closed, if any such action is deemed necessary or advisable by the Depositary or the Company, at any time or from time to time in accordance with the Deposit Agreement. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement. Ordinary Shares which, if sold by the Holder thereof in the United States or its territories, would be subject to the registration provisions of the United States Securities Act of 1933, as from time to time amended, unless a registration statement is in effect as to such Ordinary Shares.

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          (4) Liability of Holder For Taxes. If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any, dividends or other distributions, or may sell for the account of the holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

          (5) Warranties by Depositor. Every person depositing ordinary Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Ordinary shares are validly issued, fully paid and non-assessable, and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Ordinary Shares and issuance of Receipts.

          (6) Charges of Depositary. The Depositary will charge the party to whom Receipts are delivered against deposits, and the party surrendering Receipts for delivery of Deposited Securities,

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$5.00 for each 100 American Depositary Shares (or portion thereof) represented by the Receipts issued or surrendered. The Company will pay other charges of the Depositary and the Registrar, if any, with the exception of (i) taxes and other governmental charges, (ii) share transfer registration fees on deposits of ordinary Shares, (iii) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing ordinary Shares or Holders of Receipts and (iv) such reasonable expenses as are incurred by the Depositary in the conversion of foreign currency into dollars.

          All such charges may be changed by agreement between the Depositary and the Company at any time and from time to time, effective only after 90 days notice thereof is given to Holders.

          (7) Disclosure of Interests in Shares; Compliance with Information Requests. Any Holder; who after acquiring a directly or indirectly the beneficial ownership of any Ordinary Shares (either directly or by virtue of the ownership of Receipts) is directly or indirectly the beneficial owner of more than 5%, or such lesser percentage as may be required to be disclosed from time to time under any law, regulation, or practice of Singapore, of the Ordinary Shares

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shall, pursuant to the Companies Act (Chapter 50), within 2 days after becoming beneficially interested, send to the Company at the address set forth in Section 7.05 of the Deposit Agreement, by registered or certified mail, the following information:

     (1) the background, and, identity, residence, and citizenship of, and the nature of such beneficial ownership by, such person and all other persons by whom or on whose behalf the purchases have been or are to be effected; and

     (2) the number of Ordinary Shares and Receipts which are beneficially owned, and the number of ordinary Shares and Receipts concerning which there is a right to acquire, directly, by (i) such person, and (ii) by each associate of such person, giving the background, identity, residence, and citizenship of each such associate.

          If any material change occurs in the facts set forth in the statement to the Company pursuant to this provision, the person making such statement shall, within 2 days of becoming aware of such change, send to the Company at the address set forth in the Deposit Agreement, by registered or certified mail, an amendment setting forth such changes.

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          When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of an issuer, such syndicate or group shall be deemed a "person" for the purposes of this Section.

          In determining, for purposes of this Section, the percentage of Ordinary Shares, the Ordinary Shares shall be deemed to consist of the amount of the outstanding ordinary Shares, exclusive of any Ordinary Shares held by or for the account of the Company or a subsidiary of the Company.

          Notwithstanding any other provision of the Deposit Agreement, each Holder agrees to comply with requests from the Company, pursuant to the Companies Act (Chapter 50), which are made to provide information as to the capacity in which such Holder owns Receipts aid regarding the indentity of any other person interested in such Receipts and the nature of such interest and shall; in accordance with the provisions of the Memorandum and Articles of Association of the Company, forfeit the right to direct the voting of ordinary Shares as to which compliance is not made. The Depositary agrees to use its reasonable efforts to comply with written requests received from the Company requesting that the Depositary forward any such request from the company to the Holder and to forward to the Company, at the Company’s expense, any responses to such requests received by the Depositary.

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          (8) Title to Receipts. It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, its transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may deem and treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to, any notice provided for in the Deposit Agreement and for all other purposes.

          (9) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, such signature may be a facsimile if this Receipt is countersigned by the manual signature of a duly authorized officer of such Registrar.

          (10) Available Information. The Company furnishes the Commission with certain public reports and documents required by the

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laws of the Republic of Singapore or otherwise, in accordance with Rule 12g3-2(b) of the Securities Exchange Act of 1934. Should the Company become subject to additional informational requirements, it will in accordance therewith file reports and other information with the Commission.

Dates:

Countersigned		CITIBANK, N.A.
as Depositary

By:		By:

	Authorized Officer		Vice President

          The address of the Principal Office of the Depositary is 111 Wall Street, 5th Floor, New York, New York 10043.

(FORM OF REVERSE OF RECEIPT)

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

          Dividends and Distributions; Rights. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars distributable to the Holders of Receipts entitled thereto and, subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and will distribute the amount thus received (less any reasonable expenses incurred by the Depositary in converting such foreign currency) to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary in respect of taxes. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into United States dollars distributable to the Holders of Receipts entitled thereto, or may not be so convertible for all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States

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dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders of Receipts entitled thereto. If in the opinion of the Depositary any distribution other than cash or Ordinary Shares upon any Deposited Securities cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such lawful method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a dividend in, of free distribution of, Ordinary Shares, the Depositary may with the Company’s approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary

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Shares representing the number of Ordinary Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case the Depositary will sell the number of Ordinary Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders of Receipts entitled thereto. In additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Ordinary Shares distributed upon the Deposited Securities represented thereby. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Ordinary Shares or deny rights of any other nature, the Depositary will have discretion as to whether such rights are to be made available to the Holders of Receipts; provided, however, that the Depositary will, if requested by the Company, either (a) make such rights available to Holders of Receipts by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and

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appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders of Receipts otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise.

          Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Ordinary Shares or other Deposited Securities, the Depositary will fix a record date for the determination of the Holders of Receipts who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

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          Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Ordinary Shares, the Depositary shall, as soon as practicable after fixing a record date for determining the record Holders entitled to give instructions for the exercise of voting rights, mail to the Holders of Receipts a notice which shall contain: (a) such information as is contained in such notice of meeting, (b) a statement that the Holders of Receipts at the close of business on a specified record date will be entitled to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the Deposited Securities evidenced by their respective American Depositary Shares, and (c) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as practicable to vote or cause to be voted the Deposited Securities evidenced by such Receipt in accordance with such instructions. The Depositary agrees not to vote the Ordinary Shares or other Deposited Securities evidenced by a Receipt unless it receives instructions from the Holder of such Receipts.

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          Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or, any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company’s approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts.

          Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders of receipts at its Principal Office any reports and communications received, including any proxy soliciting material, from the Company which are both (a) received by the Depositary as the holder of the Deposited securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders of Receipts copies

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of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Company and Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

          Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Ordinary Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Ordinary Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Holders of Receipts entitled thereto.

          Liability of the Company and Depositary. Neither the Depositary nor the Company will incur any liability to any Holder of this Receipt, if by reason of any provision of any present or future law

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of any country or any other governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from, or delayed, in doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders of Receipts, except that each of them agrees to use its best judgment and to act in good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary nor the Company will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no custodian will be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company will be liable for any action or non-action by it: in reliance upon the

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advice of or information from legal counsel, accountants, any person presenting Ordinary Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or non-action is in good faith. The Depositary may own and deal in any class of securities of the Company (and its affiliates) and in Receipts. The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents.

          Resignation and Removal of Depositary; Substitution of Custodian. The Depositary, may at any time resign as Depositary under the Deposit Agreement, by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of

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a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time appoint a substitute or an additional custodian and the term "Custodian" shall also refer to such substitute or additional custodian.

          Amendment of Deposit Agreement and Receipts. The form of the Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company end the Depositary, Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall not, however, become effective as to outstanding Receipts until the expiration of three month’s after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no; event, shall any amendment impair

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the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

          Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 90 days after the Depositary shall have resigned, a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited. Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities

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then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered. Thereafter the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

EXHIBIT B

CHARGES OF THE DEPOSITARY

	Service	Rate	By Whom Paid
(1)	Receipt of deposits and issuance of Receipts	$5.00 per 100 American Depositary Shares (or fraction thereof)	Party to whom Receipts are issued

(2)	Delivery of deposited Ordinary Shares against surrender of Receipts	$5.00 per 100 American Depositary Shares (or fraction thereof)	Party surrender- ing Receipts

          Charges of the Depositary, plus out-of-pocket expenses such as printing, translation, stationery, postage, insurance, cables, etc., are to be paid by the Company in accordance with agreement in writing entered into between the Depositary and the Company from time to time.